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                                                                      EXHIBIT 23

             CONSENT OF INDEPENDENT CERTIFIED PUUBLIC ACCOUNTANTS

We have issued our report dated March 6, 1996, accompanying the consolidated financial statements included in the Annual Report of Ply Gem Industries, Inc. on Form 10-K for the year ended Dcember 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of Ply Gem Industries, Inc. on Form S-8 (Registration Nos. 33-28753; 33-52514; 33-28752; 2-84279; 33-52516; 33-55035, and 33-55037).


GRANT THORNTON LLP


New York, New York
March 6, 1996